UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2007

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Almaden Boulevard, Suite 200 San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 423-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 20, 2007, the Bridge Capital Holdings Board of Directors adopted a resolution amending the Bridge Capital Holdings Bylaws to permit Bridge Capital Holdings to implement a book-entry Direct Registration System, which allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates. Previously, the Bridge Capital Holdings Bylaws required certificates to be issued upon transfer of shares and to replace lost certificates. Under California law, a shareholder may still receive a paper certificate upon request. The amendment to the Bylaws became effective December 20, 2007. The text of the amendment to Bridge Capital Holdings’ Bylaws is attached hereto as Exhibit 99.1

Item 9.01   Financial Statements and Exhibits

(c)	The exhibit list required by this Item is incorporated by reference to the exhibit index filed as part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2007	Bridge Capital Holdings

	By:	/s/Thomas A. Sa
Thomas A. Sa
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Text of the amendment to the Bylaws of Bridge Capital Holdings effective December 20, 2007